                                                                    EXHIBIT 4(o)

                    FORM OF TRANSFER AND ASSUMPTION AGREEMENT

     This Transfer and Assumption Agreement ("Agreement"), effective as of April 1, 2002, is entered into by and between Janus Capital Corporation, a Colorado corporation ("JCC"), and Janus Capital Management LLC, a Delaware limited liability company ("JCM").

     WHEREAS, JCC provides investment advisory services to certain investment companies, including without limitation those investment companies that are parties to the investment advisory agreements set forth on Exhibit A;

     WHEREAS, JCC provides administrative services to certain investment companies and other clients, including without limitation those investment companies and other clients that are parties to the administrative services agreements set forth on Exhibit B;

     WHEREAS, JCC has entered into certain expense limitation and fee waiver agreements, including without limitation those expense limitation and fee waiver agreements set forth on Exhibit C;

     WHEREAS, JCC has entered into participation agreements with certain clients, including without limitation those clients are parties to the participation agreements set forth on Exhibit D;

     WHEREAS, effective April 1, 2002, JCC transferred its business activities to JCM, which is a newly-formed, wholly-owned subsidiary of JCC; and

     WHEREAS, in connection with the transfer of JCC's business activities to JCM, JCC and JCM desire to set forth their agreement with respect to the transfer of all rights of JCC to JCM and the assumption by JCM of JCC's obligations under such agreements and plans to which JCC is a party or under which JCC has rights or obligations, as set forth in more detail below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                 TRANSFER AND ASSUMPTION OF INVESTMENT ADVISORY
                                   AGREEMENTS

     1.1 Subject to the terms and conditions herein stated, JCC hereby transfers, conveys, delegates and delivers to JCM all of JCC's rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under all of the investment advisory agreements with respect to proprietary, U.S. registered mutual funds to which JCC is a party, including without limitation those investment advisory agreements set forth on Exhibit A attached hereto and incorporated herein by reference (the "Advisory Agreements").

     1.2 Subject to the terms and conditions herein stated, JCM hereby expressly
(i) undertakes, assumes and agrees to perform and/or satisfy each and every one of JCC's obligations, duties, burdens, responsibilities and liabilities under the Advisory Agreements, (ii) agrees to be bound by all of the provisions of the Advisory Agreements, to the same extent as if JCM had initially executed and delivered such agreements, and (iii) agrees to indemnify JCC from and against any liability, loss, or damage arising under the Advisory Agreements.

                                   ARTICLE II
                    TRANSFER AND ASSUMPTION OF ADMINISTRATIVE
                               SERVICES AGREEMENTS

     2.1 Subject to the terms and conditions herein stated, JCC hereby transfers, conveys, delegates and delivers to JCM all of JCC's rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under all of the administrative services agreements with respect to proprietary, U.S. registered mutual funds to which JCC is a party, including without limitation those administrative services agreements set forth on Exhibit B attached hereto and incorporated herein by this reference (the "Administrative Agreements").

     2.2 Subject to the terms and conditions herein stated, JCM hereby expressly
(i) undertakes, assumes and agrees to perform and/or satisfy each and every one of JCC's obligations, duties, burdens, responsibilities and liabilities under the Administrative Agreements, (ii) agrees to be bound by all of the provisions of the Administrative Agreements, to the same extent as if JCM had initially executed and delivered such agreements, and (iii) agrees to indemnify JCC from and against any liability, loss or damage arising under the Administrative Agreements.

                                  ARTICLE III
                   TRANSFER AND ASSUMPTION OF FEE WAIVER AND
                         EXPENSE LIMITATION AGREEMENTS

     3.1 Subject to the terms and conditions herein stated, JCC hereby transfers, conveys, delegates, and delivers to JCM all of JCC's rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under all of the fee waiver and expense limitation agreements with respect to proprietary, U.S. registered mutual funds to which JCC is a party, including without limitation those fee waiver and expense limitation agreements set forth in Exhibit C attached hereto and incorporated herein by reference (the "Fee Waiver Agreements").

     3.2 Subject to the terms and conditions herein stated, JCM hereby expressly
(i) undertakes, assumes and agrees to perform and/or satisfy each and every one of JCC's obligations, duties, burdens, responsibilities and liabilities under the Fee Waiver Agreements, (ii) agrees to be bound by all of the provisions of the Fee Waiver Agreements, to the same extent as if JCM had initially executed and delivered such agreements, and (iii) agrees to indemnify JCC from and against any liability, loss, or damage arising under the Fee Waiver Agreements.

                                   ARTICLE IV
                           TRANSFER AND ASSUMPTION OF
                            PARTICIPATION AGREEMENTS

     4.1 Subject to the terms and conditions herein stated, JCC hereby transfers, conveys, delegates and delivers to JCM all of JCC's rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under all of the participation agreements with respect to proprietary, U.S. registered mutual funds to which JCC is a party, including without limitation those participation agreements set forth on Exhibit D attached hereto and incorporated herein by reference (the "Participation Agreements").

     4.2 Subject to the terms and conditions herein stated, JCM hereby expressly
(i) undertakes, assumes and agrees to perform and/or satisfy each and every one of JCC's obligations, duties, burdens, responsibilities and liabilities under the Participation Agreements, (ii) agrees to be bound by all of the provisions of the Participation Agreements, to the same extent as if JCM had initially executed and delivered such agreements, and (iii) agrees to indemnify JCC from and against any liability, loss, or damage arising under the Participation Agreements.

                                    ARTICLE V
                               GENERAL PROVISIONS

     5.1 CONDITIONS TO THE TRANSFER AND ASSUMPTION. The transfer by JCC, and the assumption by JCM, of the Advisory Agreements, the Administrative Services Agreements, the Fee Waiver Agreements, and the Participation Agreements are subject to obtaining such approval of the Board of Trustees of advised funds to which such agreements relate, as may be required under the Investment Company Act of 1940 or any other applicable law, rule, regulation or order, and to obtaining such consents as may be required under the provisions of such agreements.

     5.2 FURTHER ASSURANCES. JCC and JCM each shall take such action and execute and deliver to the other party all such instruments and documents as such other party may reasonably request to carry out the intent and purposes of this Agreement and the transactions contemplated hereby. In particular, JCC and JCM acknowledge the purpose of this Agreement is to: transfer to JCM all of JCC's rights, interests, duties, obligations, burdens, responsibilities and liabilities under the investment advisory agreements to which JCC is a party; transfer to JCM all of JCC's rights, interests, duties, obligations, burdens, responsibilities and liabilities under the administrative services agreements to which JCC is a party; transfer to JCM all of JCC's rights, interests, duties, obligations, burdens, responsibilities and liabilities under the fee waiver and expense limitation agreements to which JCC is a party; transfer to JCM all of JCC's rights, interests, duties, obligations, burdens, responsibilities and liabilities under the participation agreements to which JCC is a party; and to transfer to JCM, and for JCM to accept and assume, all of JCC's rights, interests, duties, obligations, burdens, responsibilities and liabilities as described in Section 1.2, 2.2, 3.2, and 4.2 herein. If any such agreement, or right, interest, duty, obligation, burden, responsibility or liability is inadvertently not included specifically in this Agreement, JCC and JCM agree to take the appropriate actions needed to transfer any such agreement or right, interest, duty, obligation, burden, responsibility or liability to JCM and for JCM to assume the same. Nothing in the transactions contemplated by this Agreement shall be deemed to be an "assignment" for purposes of the Investment Company Act of 1940, as amended.

     5.3 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of Colorado, without regard to its principles of conflicts of law, except as to matters governed by the Investment Advisers Act of 1940 or the Investment Company Act of 1940, which shall be governed by said acts and the rules and regulations promulgated thereunder.

     5.4 ASSIGNMENT AND AMENDMENT. This Agreement may not be transferred, assigned, pledged or hypothecated by any party without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be changed or modified except by a written amendment hereto signed by all parties affected by such amendment.

     5.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties have executed this Agreement as of the day and year first set forth above.

JANUS CAPITAL CORPORATION              JANUS CAPITAL MANAGEMENT LLC

By:                                    By:
    -------------------------------        -----------------------------------
    Thomas A. Early, Vice President        Kelley Abbott Howes, Vice President